EXHIBIT 23.1

Your Vision Our Focus

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our report dated March 17, 2023 relating to the financial statements of Camber Energy, Inc. as of and for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas November 15, 2023

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS